Exhibit 99.1

FOR IMMEDIATE RELEASE

CONFERENCE CALL DETAILS ON PAGE TWO

AEGERION PHARMACEUTICALS ANNOUNCES

THIRD-QUARTER 2010 FINANCIAL RESULTS

Bridgewater, NJ, November 30, 2010 - Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR), an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders, announced its financial results and business highlights for the third quarter ended September 30, 2010.

Financial Results

For the quarter ended September 30, 2010, Aegerion reported a net loss of $6.2 million, or $3.61 per share attributable to common stockholders, compared with a net loss of $3.3 million or $1.96 per share attributable to common stockholders for the same period in 2009.

Research and development expenses were $1.3 million for the quarter ended September 30, 2010, compared to $1.2 million for the same period in 2009. Development expenses were primarily related to the advancement of our Phase III clinical trial for our lead compound, lomitapide.

G&A expenses were $1.5 million for the quarter ended September 30, 2010, compared with $0.6 million for the same period in 2009, representing an increase of $0.9 million. This increase was primarily due to increased consulting expenses and outside services.

As of September 30, 2010, Aegerion had cash and cash equivalents totaling approximately $0.4 million.

Subsequent Events

On October 27, 2010, Aegerion completed its initial public offering, and on November 2, 2010, the underwriters exercised in full their over-allotment option to purchase additional shares of common stock in the initial public offering. Including the over-allotment, a total of 5,750,000 shares were sold in the offering, resulting in net proceeds to Aegerion of approximately $48.8 million, after deducting underwriting discounts and commissions and estimated offering expenses.

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In November 2010, Aegerion repaid in full approximately $3.3 million of outstanding principal and interest under its loan and security agreement with Hercules Technology Growth Capital, Inc. Also in November 2010, Aegerion received $244,479 in grants from the federal government in connection with its qualifying therapeutic discovery project grant program.

Management Commentary

Marc D. Beer, Chief Executive Officer commented, “Following our successful initial public offering, we are excited to return our attention to our internal operations, including further building out the team with key hires experienced in cardiovascular and rare diseases.

We were delighted with the quality of investors in our initial public offering and we remain on track as we ready our lead product, lomitapide, a once-a-day, oral treatment for a life-threatening rare disease known as homozygous familial hypercholesterolemia, or HoFH, for regulatory filings in both the US and the EU in 2011.”

Conference Call Details

Aegerion will hold a conference call to discuss its financial results, business highlights and outlook today, Tuesday, November 30, 2010 at 8:30 a.m. ET. In addition, the Company will answer questions concerning business and financial developments and trends, and other matters affecting the Company, some of the responses to which may contain information that has not been previously disclosed.

To listen to the conference call, dial (866) 516-3002 (International callers dial (760) 298-5082). In addition, the conference call will be available through a live audio webcast in the “Investors” section of the Aegerion website, www.aegerion.com. An accompanying slide presentation also can be accessed via the Aegerion website. The conference call will be archived and accessible on the same website shortly after the conclusion of the call.

About Aegerion Pharmaceuticals, Inc.

Aegerion Pharmaceuticals, Inc. (NASDAQ: AEGR) is an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. The Company’s lead product, lomitapide, is in Phase III clinical development. Lomitapide is initially being developed to treat patients with a rare genetic lipid disorder called homozygous familial hypercholesterolemia, or HoFH. The Company also plans to initiate a clinical program for lomitapide to treat patients with a severe genetic form of hypertriglyceridemia called familial chylomicronemia (FC).

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including

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statements regarding the ongoing development of the Company’s product candidates and the expected timing of regulatory filings. The forward-looking statements in this release do not constitute guarantees of future performance. In addition, investors should note that the Company’s third quarter 2010 financial results, as discussed in this release, are preliminary and unaudited, and subject to further adjustment. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our history of operating losses; our potential need for additional capital to fund operations and develop our product candidates; uncertainties associated with the clinical development and associated regulatory filings of our product candidates, including the risk that our regulatory filings may not be accepted by the applicable regulatory authorities, the risk that our product candidates may not be approved for any indication, or if approved, the risk that the finally approved definition of the targeted patient populations for our product candidates may be narrower than we expect; risks associated with undesirable side effects experienced by some patients in clinical trials for our product candidates; risks associated with our lack of sales and marketing experience; the highly competitive industry in which we operate; risks associated with our intellectual property rights and the extent to which such intellectual property rights protect our product candidates; the risk that third parties may allege that we infringe their intellectual property rights or that we have failed to comply with the provisions of our in-license agreements; risks associated with our reliance on third parties, in particular clinical research organizations and contract manufacturers; risks associated with our ability to recruit, hire and retain qualified personnel; and risks associated with volatility in our stock price as a newly public company. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosure contained in our public filings with the Securities and Exchange Commission, including the Company’s Final Prospectus under the heading “Risk Factors” filed with the SEC in connection with the Company’s initial public offering and available on its investor relations website at http://www.aegerion.com and on the SEC’s website at http://www.sec.gov.

CONTACT:

Aegerion Pharmaceuticals, Inc.	LaVoie Group, Inc.
Corporate	Investors & Media
Will Lewis, President	Amanda Murphy
+1 (908) 704-1300	+ 1 (978) 745-4200 x107
amurphy@lavoiegroup.com

—Financials Follow—

Aegerion Q310 Earnings Page 4

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Statements of Operations

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,		Period from February 4, 2005 (inception) to September 30, 2010
	2009	2010	2009	2010
Operating Expenses:
Research and development	$1,229	$1,333	$5,025	$3,625	$45,864
General and administrative	647	1,531	2,185	3,202	21,825

Total operating expenses	1,876	2,864	7,210	6,827	67,689

Loss from operations	(1,876)	(2,864)	(7,210)	(6,827)	(67,689)
Other income (expenses):
Interest expense	(578)	(607)	(1,525)	(1,790)	(6,284)
Interest income	40	15	142	54	2,661
Change in fair value of warrant liability	(44)	(1,835)	(131)	(1,486)	(1,332)
Other than temporary impairment on securities	—	—	—	(30)	(2,466)
Other income, net	—	—	—	—	31

Loss before income taxes	(2,458)	(5,291)	(8,724)	(10,079)	(75,079)
Benefit from income taxes	—	—	—	1,793	1,793

Net loss	(2,458)	(5,291)	(8,724)	(8,286)	(73,286)
Less: Accretion of preferred stock dividends and other deemed dividends	(823)	(881)	(2,444)	(2,615)	(17,527)

Net loss attributable to common stockholders	$(3,281)	$(6,172)	$(11,168)	$(10,901)	$(90,813)

Net loss attributable to common stockholders per common share - basic and diluted	$(1.96)	$(3.61)	$(6.79)	$(6.39)

Weighted -average shares outstanding - basic and diluted	1,673,290	1,708,139	1,645,922	1,705,903

Aegerion Q310 Earnings Page 5

Aegerion Pharmaceuticals, Inc.

(A Development Stage Company)

Balance Sheets

(Unaudited)

(In thousands, except share and per share amounts)

	December 31, 2009	September 30, 2010
Assets
Current assets:
Cash & Equivalents	$1,429	$408
Prepaid expenses & other current assets	536	359

Total current assets	1,965	767

Property and equipment, net	15	15
Deferred financing fees	—	1,075
Investments in securities	645	1,065
Other assets	25	25

Total Assets	$2,650	$2,947

Liabilities and stockholders’ deficiency
Current liabilities:
Accounts payable	$404	$1,970
Accrued compensation	344	317
Other accrued liabilities	1,427	884
Notes payable	5,252	3,142
Convertible notes	14,843	21,889
Warrant liability	567	2,053

Total current liabilities	22,837	30,255

Series A redeemable convertible preferred stock, $0.001 par value; 13,000,000 shares authorized, 12,211,604 shares issued and outstanding at December 31, 2009 and September 30, 2010 (aggregate liquidation preference of $29,868,336 and $31,427,046 as of December 31, 2009 and September 30, 2010, respectively)	29,634	31,205
Series B redeemable convertible preferred stock, $0.001 par value; 6,650,000 shares authorized, 3,810,773 shares issued and outstanding at December 31, 2009 and September 30, 2010 (aggregate liquidation preference of $20,361,729 and $21,417,064 as of December 31, 2009 and September 30, 2010, respectively)	20,306	21,378

Stockholders’ deficiency:
Common stock, $0.001 par value, 30,000,000 shares authorized at December 31, 2009 and September 30, 2010; 1,811,886 shares issued at December 31, 2009 and September 30, 2010; 1,708,129 shares outstanding at December 31, 2009 and September 30, 2010	4	4

Additional paid-in capital	648	—
Accumulated other comprehensize income	81	531
Deficit accumulated during the development stage	(70,860)	(80,426)

Accumulated other comprehensive income

Total stockholders’ deficiency	(70,127)	(79,891)

Total liabilities and stockholders’ deficiency	$2,650	$2,947